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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 17, 2000

                                 VENTAS, INC.
                                 ------------
             (Exact name of registrant as specified in its charter)



   Delaware                        1-10989                      61-1055020
   --------                        -------                      ----------
(State or other              (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


        4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
        ----------------------------------------------------------------
        (Address of principal executive offices)              (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)
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Item 5.  Other Events.

         On May 17, 2000, Ventas, Inc. (the "Company") announced that it filed its proof of claim of approximately $4 billion in the Vencor, Inc. ("Vencor") Chapter 11 bankruptcy proceeding. Included in the proof of claim is rent from Vencor due at the contract rental rates set forth in the master lease agreements with Vencor until the expiration of the initial terms of those agreements. Additionally, the proof of claim includes liquidated and unliquidated amounts arising from other agreements between Ventas and Vencor.

         Vencor filed its Chapter 11 bankruptcy petition on September 13, 1999. On May 11, 2000, Vencor asked the United States Bankruptcy Court for the District of Delaware to extend until July 18, 2000 the date by which Vencor has the exclusive right to file its plan of reorganization.

         A copy of the press release issued by the Company on May 17, 2000 is included as an exhibit to this filing and is incorporated herein by reference.

         This Form 8-K includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, ability to qualify as a real estate investment trust, plans and objectives of management for future operations and statements that include words such as "anticipate," "believe," "plan," "would," "will," "should," "estimate," "expect," "intend," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake any duty to update such forward-looking statements.

         Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in this Form 10-K and elsewhere in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the treatment of the Company's claims in the chapter 11 cases of its primary tenant, Vencor, Inc. and certain affiliates (collectively, "Vencor"), as well as certain of its other tenants, (b) the ability and willingness of Vencor to continue to meet and/or honor its obligations under the Spin Agreements (as defined below), including, without limitation, the obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Vencor in the 1998 Spin Off (as defined below), (c) the ability of Vencor and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations



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and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including costs containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) the results of the settlement discussions Vencor and Ventas have been engaged in with the federal government seeking to resolve federal civil and administrative claims against them arising from the participation of Vencor facilities in various federal health benefit programs, (k) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (l) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, and (m) the ability of the Company to qualify as a real estate investment trust. Many of such factors are beyond the control of the Company and its management.


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Item 7.  Financial Statements and Exhibits.

                  (a)  Financial statements of businesses acquired.

                           Not applicable.

                  (b) Pro forma financial information.

                           Not applicable.

                  (c)  Exhibits:

                           99.1 Press Release dated May 17, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VENTAS, INC.
                                        (Registrant)

Date: May 19, 2000



                                        By:     /s/ T. Richard Riney
                                           ---------------------------------
                                           Name:    T. Richard Riney
                                           Title:   Executive Vice President and
                                                    General Counsel


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                                  EXHIBIT INDEX

                  Exhibit                                   Description

                  99.1                      Press Release dated May 17, 2000.



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